EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE

OFFICER OF HOLLY CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying report on Form 10-K for the period ending December 31, 2003 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, C. Lamar Norsworthy, III, Chief Executive Officer of Holly Corporation (the “Company”) hereby certify that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 10, 2004	/s/ C. Lamar Norsworthy, III

C. Lamar Norsworthy, III Chief Executive Officer